UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2009

OCCULOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 Roselle Street, Suite 100
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 15, 2009, OccuLogix, Inc., or the Company, issued a press release announcing that it has entered into and closed an agreement with certain investors whereby the investors agreed to purchase 12% convertible secured notes and warrants from the Company in a private placement with gross proceeds of $1.55 million, or the Financing.  The investors in the Financing have the option to increase their investment in the Financing to an aggregate of $5.0 million.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2009, the Company entered into agreements with William G. Dumencu, Chief Financial Officer, and Benjamin Sullivan, Chief Scientific Officer, providing for reductions to such named executive officers’ annual base salaries, with retroactive effect to July 1, 2009. The Company also entered similar agreements with certain other officers detailed below. All funds are in US dollars unless otherwise indicated.

The current annual base salaries and the new base salaries for the affected officers are as follows:

	Existing	New Base
Name and Position	Base Salary	Salary

William G. Dumencu	$184,271 Cdn.	$122,844 Cdn.

Benjamin Sullivan	$180,000	$120,000

Robert Walder	$145,000	$120,000

Steve Zmina	$180,000	$120,000

Tracy Puckett	$180,000	$120,000

Mike Berg	$180,000	$120,000

As previously reported in a Current Report on Form 8-K filed on July 2, 2009, on June 29, 2009 the Company announced that Eric Donsky resigned from his position as the Company’s Chief Executive Officer, effective as of June 29, 2009. In connection with Mr. Donsky’s resignation as the Company’s Chief Executive Officer, on July 13, 2009 Mr. Donsky entered into a separation agreement and release, or the Release. Pursuant to the Release, Mr. Donsky will receive payments totaling $84,189.82, comprising: (i) $77,000 in severance payments, paid at a rate of $12,833.33 per month, less applicable withholding, in accordance with the Company’s regular payroll practices until December 31, 2009; (ii) $4,156.21 related to accrued vacation as of June 29, 2009; and (iii) $3,033.61 in expense reimbursement.  The Release provides that Mr. Donsky waives any claims against the Company and releases the Company from any claims arising from Mr. Donsky’s employment relationship with the Company and the termination of that relationship.  50% of the unvested options to purchase shares of the Company’s common stock held by Mr. Donsky as of July 21, 2009 will become fully vested on that date and such stock options shall remain exercisable for a period of 30 months from June 29, 2009.

Pursuant to the Release, Mr. Donsky also agreed to resign as a member of the Company’s Board of Directors, effective July 21, 2009.

Item 9.01. Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 15, 2009
10.2	Form of 12% Convertible Secured Note
10.3	Form of Warrant
10.4	Security Agreement, dated July 15, 2009
10.5	Form of Director and Affiliate Letter Agreement
99.1	Press Release of OccuLogix, Inc., dated July 15, 2009

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  July 16, 2009